                                                                   Exhibit 10.32





May 31, 2000


Mr. Jerry E. Aron


RE: EMPLOYMENT AGREEMENT

Dear Jerry:

This letter shall confirm our mutual agreement to employ you as General Counsel and Executive Vice President of US Diagnostic Inc. The terms and conditions will be as outlined on the attached term sheet noted as Exhibit A. The only items to be adjusted are as follows:

1. US Diagnostic Inc. shall be able to terminate the agreement upon sixty (60) days notice by giving such notice anytime after December 31, 2000. Notwithstanding anything to the contrary, US Diagnostic Inc. shall be obligated for a minimum of nine (9) months.

2. The compensation of $25,000 per month and the $1,000 per month car allowance shall be pay in accordance with US Diagnostic's regularly scheduled payroll (bi-weekly).

The executive assistant for general counsel will also be engaged under the same arrangement and shall also be paid in conjunction with the company's regularly scheduled payroll.

Please confirm your agreement by signing a copy of this letter where indicated and return same to my attention.

Jerry, I look forward to working with you in the future.

Very truly yours,

/s/ Joseph A. Paul
-----------------------
Joseph A. Paul
President & Chief Executive Officer

AGREED TO AND ACKNOWLEDGED BY:


/s/ Jerry E. Aron                                       June 1, 2000
-----------------------                                 --------------------
Jerry E. Aron                                           Date

                                    EXHIBIT A

                                   TERM SHEET

POSITION:                   General Counsel and Executive Vice President

TERM:                       One Year.

COMMENCEMENT DATE:          June 1, 2000 (Full time, provided that during
                            any notice time frame to existing employer, pro-rata compensation (base salary) shall be payable to existing employer).

EARLY TERMINATION:          Terminable on or after 9 months upon 60
                            days advance notice.

COMPENSATION:               $25,000 per month.

BENEFITS:                   Standard United States Diagnostics (USD) Senior
                            Executive benefit package, coverage and benefits commencing on first day of employment.

CAR ALLOWANCE:              $1,000 per month.

EXPENSE REIMBURSEMENT:      Standard USD Senior Executive
                            reimbursement policy, including dues and expenses associated with professional affiliations.

LIABILITY  INSURANCE:       Standard USD Senior Executive directors &
                            officers liability insurance coverage commencing on first day of employment.

EXECUTIVE ASSISTANT FOR
GENERAL COUNSEL:            To be selected by General Counsel.

         a.  SALARY:        Equal to current salary (approximately $40,000
                            per year) to be paid 50% by USD and 50% by General
                            Counsel.

         b. BENEFITS:       Standard Senior Executive Assistant benefit
                            package, coverage and benefits commencing on first day of employment.

OUTSIDE LEGAL PRACTICE:     General Counsel may maintain outside
                            legal practice inside USD offices provided same do not materially interfere with primary duty as general counsel.

CONFIDENTIALITY:            This Term Sheet shall remain confidential.